Exhibit 99.1

Molson Coors Reports Lower First Quarter Net Sales, Underlying After-Tax Income and EBITDA

First Quarter 2015 Highlights (1)

  Net sales: $700.0 million, down 14.2% on a reported basis, and down 3.0% in constant currency
  Net sales per HL: $124.29, decreased 9.9%, but up 1.8% in constant currency
  Worldwide beer volume: 11.5 million hectoliters, decreased 3.5%; Coors Light volume grew 0.6% worldwide
  U.S. GAAP net income from continuing operations attributable to MCBC: $79.2 million, decreased 52.1% ($0.42 per diluted share)
  Underlying after-tax income: $86.1 million ($0.46 per diluted share), decreased 15.8%
  Underlying EBITDA (earnings before interest, taxes, depreciation and amortization): $228.6 million, decreased 9.0%

DENVER & MONTREAL--(BUSINESS WIRE)--May 7, 2015--Molson Coors Brewing Company (NYSE: TAP; TSX: TPX) today reported a 15.8 percent decrease in underlying after-tax income for the first quarter 2015, driven by unfavorable foreign currency and a higher tax rate that was cycling a large discrete tax benefit a year ago. On a U.S. GAAP basis, the company reported a 52.1 percent decline in net income to $79.2 million, due to lower non-core income, a higher tax rate and unfavorable currency movements this year.

Molson Coors President and Chief Executive Officer Mark Hunter said, “Our results for the first quarter reflect continued volume pressure in our largest markets and, as expected, a significant impact from foreign currency movements, a higher tax rate, and terminations of business contracts, all of which we discussed on our last earnings call. Despite this backdrop, we remain resolute in our focus on building our brand strength, achieving positive pricing, transforming our portfolio to the above premium segment, improving commercial execution, embedding Profit After Capital Charge throughout our organization, and delivering total returns to our shareholders."

Mark continued, "Other first quarter highlights included our board’s approval of a double-digit percentage increase in our quarterly dividend and the authorization of a new stock repurchase program. We began to implement this repurchase program early in the second quarter, with $50 million of cash used. We also completed the Mount Shivalik Breweries acquisition last month in India. This bolt-on acquisition gives us strong leadership positions in 3 states in India, one of the fastest-growing beer markets in the world. It also adds the strong regional Thunderbolt brand to our portfolio and gives us a platform to expand our International brands in these states.”

Underlying EBITDA and Free Cash Flow

Underlying EBITDA was $228.6 million in the first quarter, a 9.0 percent decrease from a year ago.

Underlying free cash flow through the first quarter of 2015 was a cash use of $162.2 million, due to seasonality. This represents an increase in cash used of $97.6 million from the prior year, driven by lower net income and a decreased benefit from working capital timing, including higher cash taxes.

Worldwide Volume

Worldwide beer volume in the first quarter of 11.5 million hectoliters decreased 3.5 percent.

Foreign Exchange

The Company’s first quarter underlying consolidated pretax income includes the negative effect of foreign currency movements of $2.7 million in Canada, $1.6 million in International and $1.4 million in Corporate. Foreign currency movements were $0.6 million positive in Europe.

Effective Income Tax Rates

The Company’s first quarter effective income tax rate was 14 percent on a reported and underlying basis. On an underlying basis, the effective tax rate was 9 percentage points higher than prior year primarily due to cycling of the release of valuation allowances in Europe and the favorable resolution of uncertain tax positions in 2014.

Debt

Total debt at the end of the first quarter was $3.251 billion, and cash and cash equivalents totaled $317.6 million, resulting in net debt of $2.934 billion, which is $521.4 million lower than the prior year.

First Quarter Business Segment Results

The following are the Company’s first quarter 2015 results by business segment:

United States Business (MillerCoors)(2)

Molson Coors underlying U.S. segment equity income increased 5.0 percent to $129.3 million in the quarter.

MillerCoors Operating and Financial Highlights

MillerCoors underlying net income for the quarter increased 4.4 percent to $304.6 million, driven by higher net pricing, positive sales mix and strong cost control.

MillerCoors domestic sales-to-retailers volume (STRs) declined 2.7 percent for the quarter. Domestic sales-to-wholesalers volume (STWs) decreased 2.5 percent. Domestic net revenue per hectoliter, which excludes contract brewing and company-owned-distributor sales, grew 1.6 percent due to favorable net pricing and positive sales mix. Total company net revenue per hectoliter, including contract brewing and company-owned-distributor sales, increased 1.5 percent. Contract brewing volumes decreased 1.0 percent.

Cost of goods sold (COGS) per hectoliter increased 0.7 percent, driven by brewery inflation, higher costs associated with brand innovation and lower fixed-cost absorption due to lower volumes. Unfavorability was partially offset by lower costs of malt and fuel, as well as by supply chain cost savings. Marketing, general and administrative (MG&A) expense decreased 2.3 percent, driven by lower general and administrative costs, partially offset by higher marketing investment.

Depreciation and amortization expenses for MillerCoors were $76.7 million in the first quarter, and additions to tangible and intangible assets totaled $76.3 million in the first quarter.

Canada Business

Canada underlying pretax income decreased 12.5 percent to $30.9 million in the quarter, with nearly all the decline due to negative foreign currency movements and cycling the $1.4 million benefit of equity earnings and administrative cost recoveries in 2014 related to the Modelo joint venture, which was terminated at the end of February 2014. A decrease in the Canadian dollar versus the U.S. dollar resulted in a $2.7 million negative foreign currency impact on underlying pretax income in the quarter. On a constant-currency basis, underlying pretax income decreased 4.8 percent.

STRs decreased 3.7 percent on a reported basis in the first quarter, primarily due to our termination of the Modelo joint venture earlier this year, along with competitive promotional activity across Canada. Excluding the Modelo brands from our results this year and last year(3), our market share declined approximately one point. Molson Coors Canada sales volume(3) decreased 2.1 percent in the first quarter. Net sales per hectoliter increased 3.8 percent in local currency, driven by positive net pricing and mix.

COGS per hectoliter increased 5.6 percent in local currency, driven by input cost inflation, volume deleverage, and distribution costs, partially offset by cost savings. MG&A expense decreased 0.7 percent in local currency, driven by a year-over-year shift in the timing of marketing investments.

Europe Business

Europe underlying pretax income decreased 72.2 percent to $4.5 million in the quarter and decreased 75.9 percent on a constant currency basis. Against a backdrop of weak consumer demand in some of our higher revenue and profit markets and an industry volume mix shift to the economy segment, we chose to pursue value ahead of volume. As a result, our first quarter results reflect positive pricing in most of our Europe markets, but also lower volume and negative sales mix. Higher severance costs also contributed to lower underlying earnings versus a particularly strong quarter a year ago. Foreign currency movements positively impacted results by $0.6 million.

Molson Coors Europe sales volume decreased 7.0 percent, driven by weak consumer demand in some of our largest markets, along with our decision not to pursue volume at the expense of margins. The loss of the Modelo brands in the U.K. in 2015 also contributed to lower volume. Europe net sales per hectoliter decreased 0.1 percent in local currency, primarily due to the loss of the Modelo brands in the U.K., negative geographic mix and lower contract brewing volume, largely offset by positive pricing.

COGS per hectoliter increased 1.0 percent in local currency, driven by a mix shift to higher-cost packages and geographies.

MG&A expense increased 7.1 percent in local currency, entirely due to an $11.3 million non-core gain last year related to the favorable resolution of an indirect-tax audit, along with severance costs this year. Excluding the non-core gain last year, local currency MG&A expense decreased 1.6 percent, driven by the favorable quarterly timing of marketing investments.

International Business

The International segment posted an underlying pretax loss of $5.4 million in the first quarter, versus a loss of $3.0 million a year ago, due to foreign currency movements and increased marketing investments. Foreign currency movements negatively impacted results by $1.6 million.

Total International sales volume, including royalty volume, increased 12.8 percent, primarily due to strong Coors Light growth in Latin America and volume growth in India. Net sales per hectoliter decreased 20.0 percent, driven by foreign currency movements and geographic mix changes.

COGS per hectoliter decreased 18.3 percent, due to geographic mix changes and foreign currency movements. International MG&A expense increased 1.4 percent, due to higher marketing investments.

Corporate

Underlying Corporate pretax loss totaled $57.3 million for the first quarter, a $7.8 million decrease versus the prior year, driven by lower underlying interest expense and incentive compensation.

Special and Other Non-Core Items(4)

The following special and other non-core items have been excluded from underlying pretax earnings.

During the quarter, Molson Coors recognized a net special charge of $8.6 million. This pretax charge was primarily driven by $11.8 million of accelerated depreciation expense related to management's decision to close our Alton brewing facility in the U.K. during 2015. These charges were partially offset by income of $2.0 million related to insurance proceeds received for business interruption as a result of significant flooding in Czech Republic that occurred during the second quarter of 2013. Additionally, we recorded $1.2 million of income related to a change in estimate of previously expensed restructuring costs in Europe.

MillerCoors did not incur special charges in the quarter.

2015 First Quarter Conference Call

Molson Coors Brewing Company will conduct an earnings conference call with financial analysts and investors at 11:00 a.m. Eastern Time today to discuss the Company’s 2015 first quarter results. The Company will provide a live webcast of the earnings call.

The Company will also host an online, real-time webcast of an Investor Relations Follow-up Session with financial analysts and institutional investors at 1:00 p.m. Eastern Time. Both webcasts will be accessible via the Company’s website, www.molsoncoors.com. Online replays of the webcasts will be available until 11:59 p.m. Eastern Time on August 6, 2015. The Company will post this release and related financial statements on its website today.

Upcoming Investor Webcasts

The Company will host online, real-time webcasts in May and June at the following events:

Gavin Hattersley, Molson Coors CFO, will present at the Goldman Sachs Global Staples Forum in New York on Tuesday, May 12, 2015, at 10:05 a.m. Eastern Time.

The Company will host its Annual Meeting of Stockholders on Wednesday, June 3, 2015, at 11:00 a.m. Eastern Time. The meeting will take place at the Molson Coors Montreal Brewery.

The Company will host a presentation to institutional investors and financial analysts in New York on Wednesday, June 17, 2015. The presentation is scheduled for 1:30 p.m. to 3:00 p.m. Eastern Time. Company executives participating in the New York presentation will include Molson Coors CEO Mark Hunter and CFO Gavin Hattersley.

Live webcasts of all three investor events will be accessible via the Molson Coors Brewing Company website, www.molsoncoors.com, on the Investors page. An online replay of the presentation webcasts will be available within two hours after the presentations.

Footnotes:

(1) The Company calculates non-GAAP underlying after-tax income, underlying EBITDA and underlying free cash flow results by excluding special and other non-core items from the nearest U.S. GAAP performance measure, which is net income from continuing operations attributable to MCBC for both underlying after-tax income and underlying EBITDA and net cash provided by operating activities for underlying free cash flow. In addition, constant currency results exclude the impact of foreign currency movements. For further details regarding these adjustments, please see the section “Special and Other Non-Core Items,” along with tables for reconciliations to the nearest U.S. GAAP measures. Unless otherwise indicated, all $ amounts are in U.S. Dollars, and all quarterly comparative results are for the Company’s fiscal first quarter ended March 31, 2015, compared to the fiscal first quarter ended March 31, 2014. Additionally, all per-hectoliter calculations exclude contract brewing and non-owned factored beverage volume in the denominator but include the financial impact of these sales in the numerator, unless otherwise indicated. Some numbers may not sum due to rounding.

(2) MillerCoors, a U.S. joint venture of Molson Coors Brewing Company and SABMiller plc, was launched on July 1, 2008. Molson Coors has a 42 percent economic interest in MillerCoors, which is accounted for using the equity method. Molson Coors’ interest in MillerCoors results, along with certain adjustments under U.S. GAAP, is reflected in “Equity Income in MillerCoors.” This release includes reconciliation from MillerCoors Net Income to Molson Coors Brewing Company Equity Income in MillerCoors and Non-GAAP U.S. Segment Underlying Pretax Income (see Table 6).

(3) Excludes the Modelo brands from our Canada STR results in first quarter 2014 and 2015. On February 28, 2014, our joint venture that sold the Modelo brands in Canada was terminated, and control of the brands reverted to Anheuser-Busch InBev.

(4) See table 2 for a full list of specials and other non-core items.

Overview of Molson Coors

Molson Coors Brewing Company is one of the world’s largest brewers. The Company’s operating segments include Canada, the United States, Europe, and Molson Coors International (MCI). The Company has a diverse portfolio of owned and partner brands, including signature brands Carling, Coors Banquet, Coors Light, Molson Canadian and Staropramen. Molson Coors is listed on the 2014/2015 Dow Jones Sustainability World Index (W1SGITRD), the most recognized global benchmark of sustainability among global corporations. For more information on Molson Coors Brewing Company, visit the company’s website, www.molsoncoors.com.

About Molson Coors Canada Inc.

Molson Coors Canada Inc. (MCCI) is a subsidiary of Molson Coors Brewing Company. MCCI Class A and Class B exchangeable shares offer substantially the same economic and voting rights as the respective classes of common shares of MCBC, as described in MCBC’s annual proxy statement and Form 10-K filings with the U.S. Securities and Exchange Commission. The trustee holder of the special Class A voting stock and the special Class B voting stock has the right to cast a number of votes equal to the number of then outstanding Class A exchangeable shares and Class B exchangeable shares, respectively.

Forward-Looking Statements

This press release includes estimates or projections that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words “believe,” "expect,” "intend,” "anticipate,” “project,” “will,” and similar expressions identify forward-looking statements, which generally are not historic in nature. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, impact of competitive pricing and product pressures; health of the beer industry and our brands in our markets; economic conditions in our markets; pension plan costs; availability or increase in the cost of packaging materials; our ability to maintain manufacturer/distribution agreements; our ability to implement our strategic initiatives, including executing and realizing cost savings; our ability to successfully integrate newly acquired businesses; changes in legal and regulatory requirements, including the regulation of distribution systems; increase in the cost of commodities used in the business; our ability to maintain brand image, reputation and product quality; our ability to maintain good labor relations; changes in our supply chain system; additional impairment charges; the impact of climate change and the availability and quality of water; risks relating to operations outside North America; success of our joint ventures; lack of full-control over the operations of MillerCoors; and other risks discussed in our filings with the SEC, including our most recent Annual Report on Form 10-K, which are available from the SEC. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Measures

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America ("U.S. GAAP"), we also present pretax and after-tax "underlying income," "underlying effective tax rate," "underlying free cash flow," and "constant currency," which are non-GAAP measures and should be viewed as supplements to (not substitutes for) our results of operations presented under U.S. GAAP. We also present underlying earnings before interest, taxes, depreciation, and amortization ("underlying EBITDA") as a non-GAAP measure. Our management uses underlying income, underlying EBITDA, underlying effective tax rate, underlying free cash flow and constant currency as measures of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe that underlying income, underlying EBITDA, underlying effective tax rate, underlying free cash flow and constant currency performance are used by and are useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional tool to evaluate our performance without regard to special and non-core items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure. We have provided reconciliations of all non-GAAP measures to their nearest U.S. GAAP measures and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure. These adjustments consist of special items from our U.S. GAAP financial statements as well as other non-core items, such as acquisition and integration related costs, unrealized mark-to-market gains and losses, and gains and losses on sales of non-operating assets, included in our U.S. GAAP results that warrant adjustment to arrive at non-GAAP results. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

Reconciliations to Nearest U.S. GAAP Measure

Molson Coors Brewing Company and Subsidiaries Table 1: Underlying After-Tax Income ($ In millions, except per share data) (Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
U.S. GAAP: Net income attributable to MCBC from continuing operations	$79.2	$165.3
Per diluted share	$0.42	$0.89
Add/(less):
Special items, net	8.6	(52.5)
42% of MillerCoors special items, net of tax(1)	—	0.3
Unrealized mark-to-market (gains) and losses(2)	(0.1)	0.4
Other non-core items(3)	—	(11.3)
Tax effects on special and non-GAAP items	(1.6)	—
Non-GAAP: Underlying after-tax income	$86.1	$102.2
Per diluted share	$0.46	$0.55
(1)	Included in equity income in MillerCoors.
(2)	In Q1 2015, net unrealized gains of $0.1 million included in cost of goods sold. In Q1 2014, $0.5 million gain included in other income (expense), net, and net unrealized losses of $0.9 million included in cost of goods sold.
(3)	In Q1 2014, $11.3 million gain included in marketing, general and administrative expenses.

Molson Coors Brewing Company and Subsidiaries Table 2: Underlying Pretax Income (Loss) ($ In millions) (Unaudited)

	Business					Total
	Canada	U.S.	Europe	MCI	Corporate	Consolidated
U.S. GAAP: 2015 1st Q income (loss) from continuing operations before income taxes	$30.9	$129.3	$(4.1)	$(5.4)	$(57.2)	$93.5
Add/(less):
Special items, net	—	—	8.6	—	—	8.6
Unrealized mark-to-market (gains) and losses(1)	—	—	—	—	(0.1)	(0.1)
Non-GAAP: 2015 1st Q underlying pretax income (loss)	$30.9	$129.3	$4.5	$(5.4)	$(57.3)	$102.0
Percent change 2015 1st Q vs. 2014 1st Q underlying pretax income (loss)	(12.5)%	5.0%	(72.2)%	(80.0)%	12.0%	(4.2)%
U.S. GAAP: 2014 1st Q income (loss) from continuing operations before income taxes	$88.3	$122.8	$27.0	$(3.0)	$(65.5)	$169.6
Add/(less):
Special items, net	(53.0)	—	0.5	—	—	(52.5)
42% of MillerCoors special items, net of tax(2)	—	0.3	—	—	—	0.3
Unrealized mark-to-market (gains) and losses(1)	—	—	—	—	0.4	0.4
Other non-core items(3)	—	—	(11.3)	—	—	(11.3)
Non-GAAP: 2014 1st Q underlying pretax income (loss)	$35.3	$123.1	$16.2	$(3.0)	$(65.1)	$106.5
(1)	In Q1 2015, net unrealized gains of $0.1 million included in cost of goods sold. In Q1 2014, $0.5 million gain included in other income (expense), net, and net unrealized losses of $0.9 million included in cost of goods sold.
(2)	Included in equity income in MillerCoors.
(3)	In Q1 2014, $11.3 million gain included in marketing, general and administrative expenses.

Molson Coors Brewing Company and Subsidiaries Table 3: Underlying EBITDA ($ In millions) (Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014	% change
U.S. GAAP: Net income attributable to MCBC from continuing operations	$79.2	$165.3	(52.1)%
Add: Net income (loss) attributable to noncontrolling interests	1.5	(0.5)	N/M
U.S. GAAP: Net income (loss) from continuing operations	$80.7	$164.8	(51.0)%
Add: Interest expense (income), net	29.2	35.4	(17.5)%
Add: Income tax expense (benefit)	12.8	4.8	166.7%
Add: Depreciation and amortization	77.5	81.2	(4.6)%
Adjustments included in underlying income(1)	8.5	(63.4)	(113.4)%
Adjustments to arrive at underlying EBITDA(2)	(11.8)	(4.9)	140.8%
Adjustments to arrive at underlying EBITDA related to our investment in MillerCoors(3)	31.7	33.3	(4.8)%
Non-GAAP: Underlying EBITDA	$228.6	$251.2	(9.0)%
N/M = Not meaningful
(1)	Includes adjustments to non-GAAP underlying income within the table above related to special and non-core items.
(2)	Represents adjustments to remove amounts related to interest, depreciation and amortization included in the adjustments to non-GAAP underlying income above, as these items are added back as adjustments to net income attributable to MCBC from continuing operations.
(3)	Adjustments to our equity income from MillerCoors, which include our proportionate share of MillerCoors' interest, income tax, depreciation and amortization, special items, and amortization of the difference between the MCBC contributed cost basis and proportionate share of the underlying equity in net assets of MillerCoors.

Molson Coors Brewing Company and Subsidiaries Table 4: Underlying Free Cash Flow ($ In millions) (Unaudited)

		Three Months Ended
		March 31, 2015	March 31, 2014
U.S. GAAP:	Net Cash Provided by (Used In) Operating Activities	$(202.6)	$149.7
Less:	Additions to properties(1)	(73.7)	(65.3)
Less:	Investment in MillerCoors(1)	(417.9)	(354.9)
Add:	Return of capital from MillerCoors(1)	310.4	259.5
Add/(Less):	Cash impact of Special items(2)	(5.5)	(57.1)
Add:	Discretionary pension contribution(3)	227.1	—
Add:	MillerCoors investments in businesses(4)	—	1.3
Add:	MillerCoors cash impact of Special items(4)	—	2.2
Non-GAAP:	Underlying Free Cash Flow	$(162.2)	$(64.6)
(1)	Included in net cash used in investing activities.
(2)	Included in net cash provided by (used in) operating activities and primarily reflects termination fees received in addition to costs paid for restructuring activities.
(3)	Discretionary cash contribution of $227.1 million made to our U.K. pension plan.
(4)	Amounts represent our proportionate 42% share of the cash flow impacts.

MillerCoors LLC Table 5: Underlying Net Income Attributable to MillerCoors ($ In millions) (Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
U.S. GAAP: Net income attributable to MillerCoors	$304.6	$291.2
Add: Special items, net of tax	—	0.7
Non-GAAP: Underlying net income attributable to MillerCoors	$304.6	$291.9

Molson Coors Brewing Company and Subsidiaries Table 6: Underlying Equity Income in MillerCoors ($ In millions) (Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
U.S. GAAP: Net Income Attributable to MillerCoors	$304.6	$291.2
Multiply: MCBC economic interest	42%	42%
MCBC proportionate share of MillerCoors net income	$127.9	$122.3
Add: Amortization of the difference between MCBC contributed cost basis and proportionate share of the underlying equity in net assets of MillerCoors(1)	1.1	1.1
Add: Share-based compensation adjustment(2)	0.3	(0.6)
U.S. GAAP: Equity Income in MillerCoors	$129.3	$122.8
Add: MCBC proportionate share of MillerCoors special items, net of tax	—	0.3
Non-GAAP: Underlying Equity Income in MillerCoors	$129.3	$123.1
(1)	Our net investment in MillerCoors is based on the carrying values of the net assets contributed to the joint venture, which is less than our proportionate share of underlying equity (42%) of MillerCoors (contributed by both Coors Brewing Company and Miller Brewing Company) by $660.5 million as of March 31, 2015. This basis difference, with the exception of certain non-amortizing items (goodwill, land, etc.), is being amortized as additional equity income over the remaining useful lives of the contributed long-lived amortizing assets.
(2)	The net adjustment is to eliminate all share-based compensation impacts related to pre-existing SABMiller plc equity awards held by former Miller Brewing Company employees employed by MillerCoors.

Molson Coors Brewing Company and Subsidiaries
Table 7: Constant Currency Results: Constant Currency Reporting Net Sales, U.S. GAAP Pretax Income and Underlying Pretax Income
(Unaudited)
U.S. GAAP: Net Sales (In millions)

	Three Months Ended
	March 31, 2015	March 31, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
Canada	$313.5	$347.1	(9.7)%	$(39.3)	1.6%
Europe	357.9	437.6	(18.2)%	(48.9)	(7.0)%
MCI	29.1	32.2	(9.6)%	(3.0)	(0.3)%
Corporate	0.4	0.3	33.3%	—	33.3%
Eliminations(1)	(0.9)	(1.2)	25.0%	—	25.0%
MCBC Consolidated Total	$700.0	$816.0	(14.2)%	$(91.2)	(3.0)%
(1)	Reflects intercompany sales from Europe to MCI, and the offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

U.S. GAAP: Pretax Income (In millions)

	Three Months Ended
	March 31, 2015	March 31, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
MillerCoors (42% portion)	$129.3	$122.8	5.3%	$—	5.3%
Canada	30.9	88.3	(65.0)%	(2.7)	(61.9)%
Europe	(4.1)	27.0	(115.2)%	1.2	(119.6)%
MCI	(5.4)	(3.0)	(80.0)%	(1.6)	(26.7)%
Corporate	(57.2)	(65.5)	12.7%	(1.4)	14.8%
MCBC Consolidated Total	$93.5	$169.6	(44.9)%	$(4.5)	(42.2)%

Non-GAAP: Underlying Pretax Income (In millions)

	Three Months Ended
	March 31, 2015	March 31, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
MillerCoors (42% portion)	$129.3	$123.1	5.0%	$—	5.0%
Canada	30.9	35.3	(12.5)%	(2.7)	(4.8)%
Europe	4.5	16.2	(72.2)%	0.6	(75.9)%
MCI	(5.4)	(3.0)	(80.0)%	(1.6)	(26.7)%
Corporate	(57.3)	(65.1)	12.0%	(1.4)	14.1%
MCBC Consolidated Total	$102.0	$106.5	(4.2)%	$(5.1)	0.6%

Constant currency is a non-GAAP measure utilized by Molson Coors management to measure performance excluding the impact of foreign currency movements. As we operate in various foreign countries where the local currency may strengthen or weaken significantly versus the U.S. dollar or other currencies used in operations, we utilize a constant currency measure as an additional metric to evaluate the underlying performance of each business without consideration of foreign currency movements. This information is non-GAAP and should be viewed as a supplement to (not a substitute for) our reported results of operations under U.S. GAAP. We calculate the impact of foreign exchange on net sales, pretax income and non-GAAP underlying pretax income using the following steps:

1.	Multiply our current period local currency operating results (that also include the impact of the comparable prior-period currency hedging activities) by the weighted average foreign exchange rates used to translate the financial statements in the comparable prior year period. The result is the current-period operating results in U.S. dollars, as if foreign exchange rates had not changed from the prior-year period.
2.	Subtract the result in #1 from the unadjusted current-period reported operating result in U.S. dollars (U.S. GAAP measure). This difference reflects the impact of foreign currency translational gains/losses included in the current-period results.
3.	Determine the amount of actual non-operating foreign currency gains/losses realized as a result of hedging activities and activities transacted in a currency other than the functional currency of each legal entity.
4.	Add the results of steps 2 and 3 above. This sum equals the total impact of foreign currency translational gains/losses and realized gains/losses from foreign currency transactions. This is the value shown in the “Foreign Exchange $ Impact” column within the table above.

Worldwide Beer Volume

Molson Coors Brewing Company and Subsidiaries Table 8: Worldwide Beer Volume (In millions of hectoliters) (Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014	% Change
Financial Volume	5.632	5.913	(4.8)%
Royalty Volume(1)	0.334	0.300	11.3%
Owned Volume	5.966	6.213	(4.0)%
Proportionate Share of Equity Investment STR(2)	5.535	5.705	(3.0)%
Total Worldwide Beer Volume	11.501	11.918	(3.5)%
(1)	Includes MCI segment royalty volume that is primarily in Russia, Ukraine and Mexico, and Europe segment royalty volume in Republic of Ireland.
(2)	Reflects the addition of Molson Coors Brewing Company's proportionate share of equity method investments sales-to-retail for the periods presented.

U.S. GAAP Measures

Molson Coors Brewing Company and Subsidiaries Table 9: Condensed Consolidated Statements of Operations ($ In millions, except per share data) (Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Volume in hectoliters	5.632	5.913
Sales	$1,003.2	$1,178.3
Excise taxes	(303.2)	(362.3)
Net sales	700.0	816.0
Cost of goods sold	(454.8)	(523.2)
Gross profit	245.2	292.8
Marketing, general and administrative expenses	(240.6)	(263.9)
Special items, net	(8.6)	52.5
Equity income in MillerCoors	129.3	122.8
Operating income (loss)	125.3	204.2
Interest income (expense), net	(29.2)	(35.4)
Other income (expense), net	(2.6)	0.8
Income (loss) from continuing operations before income taxes	93.5	169.6
Income tax benefit (expense)	(12.8)	(4.8)
Net income (loss) from continuing operations	80.7	164.8
Income (loss) from discontinued operations, net of tax	1.9	(1.9)
Net income (loss) including noncontrolling interests	82.6	162.9
Net (income) loss attributable to noncontrolling interests	(1.5)	0.5
Net income (loss) attributable to MCBC	$81.1	$163.4

Basic net income (loss) attributable to MCBC per share:
From continuing operations	$0.43	$0.90
From discontinued operations	0.01	(0.01)
Basic net income (loss) attributable to MCBC per share	$0.44	$0.89

Diluted net income (loss) attributable to MCBC per share:
From continuing operations	$0.42	$0.89
From discontinued operations	0.01	(0.01)
Diluted net income (loss) attributable to MCBC per share	$0.43	$0.88

Weighted average shares - basic	185.8	184.3
Weighted average shares - diluted	186.9	185.5

Dividends per share	$0.41	$0.37

Amounts attributable to MCBC
Net income (loss) from continuing operations	$79.2	$165.3
Income (loss) from discontinued operations, net of tax	1.9	(1.9)
Net income (loss) attributable to MCBC	$81.1	$163.4

Molson Coors Brewing Company and Subsidiaries Table 10: Canada Results of Operations ($ In millions) (Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Volume in hectoliters	1.530	1.563
Sales	$409.3	$455.6
Excise taxes	(95.8)	(108.5)
Net sales	313.5	347.1
Cost of goods sold	(199.3)	(216.7)
Gross profit	114.2	130.4
Marketing, general and administrative expenses	(84.7)	(96.0)
Special items, net	—	53.0
Operating income (loss)	29.5	87.4
Other income (expense), net	1.4	0.9
Income (loss) from continuing operations before income taxes	$30.9	$88.3

Molson Coors Brewing Company and Subsidiaries Table 11: Europe Results of Operations ($ In millions) (Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Volume in hectoliters(1)	3.798	4.085
Sales(1)	$559.7	$685.8
Excise taxes	(201.8)	(248.2)
Net sales(1)	357.9	437.6
Cost of goods sold	(236.9)	(286.0)
Gross profit	121.0	151.6
Marketing, general and administrative expenses	(117.2)	(126.2)
Special items, net	(8.6)	(0.5)
Operating income (loss)	(4.8)	24.9
Interest income, net	1.0	1.1
Other income (expense), net	(0.3)	1.0
Income (loss) from continuing operations before income taxes	$(4.1)	$27.0
(1)	Gross segment sales include intercompany sales to MCI consisting of $0.9 million of net sales and 0.010 million hectoliters for the three months ended March 31, 2015. Gross segment sales include intercompany sales to MCI consisting of $1.2 million of net sales and 0.013 million hectoliters for the three months ended March 31, 2014. The offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries Table 12: Molson Coors International Results of Operations ($ In millions) (Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Volume in hectoliters(1)	0.314	0.278
Sales	$34.7	$37.8
Excise taxes	(5.6)	(5.6)
Net sales	29.1	32.2
Cost of goods sold(2)	(19.2)	(20.8)
Gross profit	9.9	11.4
Marketing, general and administrative expenses	(14.6)	(14.4)
Special items, net	—	—
Operating income (loss)	(4.7)	(3.0)
Other income (expense), net	(0.7)	—
Income (loss) from continuing operations before income taxes	$(5.4)	$(3.0)
(1)	Excludes royalty volume of 0.296 million hectoliters and 0.263 million hectoliters for the three months ended March 31, 2015, and March 31, 2014, respectively.
(2)	Reflects gross segment amounts and for the three months ended March 31, 2015, and March 31, 2014, includes intercompany cost of goods sold from Europe of $0.9 million and $1.2 million, respectively. The offset is included within Europe net sales. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries Table 13: Corporate Results of Operations ($ In millions) (Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Volume in hectoliters	—	—
Sales	$0.4	$0.3
Excise taxes	—	—
Net sales	0.4	0.3
Cost of goods sold	(0.3)	(0.9)
Gross profit	0.1	(0.6)
Marketing, general and administrative expenses	(24.1)	(27.3)
Special items, net	—	—
Operating income (loss)	(24.0)	(27.9)
Interest expense, net	(30.2)	(36.5)
Other income (expense), net	(3.0)	(1.1)
Income (loss) from continuing operations before income taxes	$(57.2)	$(65.5)

MillerCoors LLC (1) Table 14: MillerCoors Results of Operations ($ In millions) (Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Volume in hectoliters(2)	16.101	16.488
Sales	$2,025.8	$2,050.1
Excise taxes	(251.2)	(259.7)
Net sales	1,774.6	1,790.4
Cost of goods sold	(1,076.2)	(1,094.1)
Gross profit	698.4	696.3
Marketing, general and administrative expenses	(389.1)	(398.1)
Special items, net	—	(0.7)
Operating income	309.3	297.5
Interest income (expense), net	(0.3)	(0.3)
Other income (expense), net	1.3	0.3
Income before income taxes	310.3	297.5
Income tax expense	(1.1)	(1.9)
Net income	309.2	295.6
Net (income) loss attributable to noncontrolling interests	(4.6)	(4.4)
Net income attributable to MillerCoors	$304.6	$291.2
(1)	Economic ownership of MillerCoors is 58% held by SABMiller and 42% held by Molson Coors. See Table 6 for a reconciliation from Net Income Attributable to MillerCoors to Molson Coors Equity Income in MillerCoors, and to U.S. Segment Underlying Pretax Income (Non-GAAP).
(2)	Includes contract brewing and company-owned-distributor sales, which are excluded from our worldwide beer volume calculation.

Molson Coors Brewing Company and Subsidiaries Table 15: Condensed Consolidated Balance Sheets ($ In millions, except par value) (Unaudited)

	As of
	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$317.6	$624.6
Accounts receivable, net	459.1	527.7
Other receivables, net	131.2	94.0
Inventories:
Finished	164.8	135.3
In process	20.1	20.7
Raw materials	34.0	34.5
Packaging materials	10.3	11.7
Total inventories	229.2	202.2
Other current assets, net	114.8	103.2
Deferred tax assets	26.2	27.2
Total current assets	1,278.1	1,578.9
Properties, net	1,640.6	1,798.0
Goodwill	2,021.1	2,191.6
Other intangibles, net	5,229.5	5,755.8
Investment in MillerCoors	2,499.1	2,388.6
Deferred tax assets	40.5	58.2
Notes receivable, net	20.6	21.6
Other assets	222.2	203.6
Total assets	$12,951.7	$13,996.3
Liabilities and equity
Current liabilities:
Accounts payable and other current liabilities	$1,124.9	$1,305.0
Deferred tax liabilities	183.0	164.8
Current portion of long-term debt and short-term borrowings	941.2	849.4
Discontinued operations	5.0	6.1
Total current liabilities	2,254.1	2,325.3
Long-term debt	2,310.1	2,337.1
Pension and postretirement benefits	273.9	542.9
Deferred tax liabilities	717.4	784.3
Unrecognized tax benefits	24.4	25.4
Other liabilities	73.9	79.7
Discontinued operations	12.8	15.5
Total liabilities	5,666.6	6,110.2
Molson Coors Brewing Company stockholders' equity
Capital stock:
Preferred stock, no par value (authorized: 25.0 shares; none issued)	—	—
Class A common stock, $0.01 par value per share (authorized: 500.0 shares; issued and outstanding: 2.6 shares and 2.6 shares, respectively)	—	—
Class B common stock, $0.01 par value per share (authorized: 500.0 shares; issued: 170.7 shares and 169.9 shares, respectively)	1.7	1.7
Class A exchangeable shares, no par value (issued and outstanding: 2.9 shares and 2.9 shares, respectively)	108.4	108.5
Class B exchangeable shares, no par value (issued and outstanding: 17.5 shares and 17.6 shares, respectively)	659.7	661.5
Paid-in capital	3,903.7	3,871.2
Retained earnings	4,444.8	4,439.9
Accumulated other comprehensive income (loss)	(1,535.8)	(898.4)
Class B common stock held in treasury at cost (7.5 shares and 7.5 shares, respectively)	(321.4)	(321.1)
Total Molson Coors Brewing Company stockholders' equity	7,261.1	7,863.3
Noncontrolling interests	24.0	22.8
Total equity	7,285.1	7,886.1
Total liabilities and equity	$12,951.7	$13,996.3

Molson Coors Brewing Company and Subsidiaries Table 16: Condensed Consolidated Statements of Cash Flows ($ In millions) (Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$82.6	$162.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77.5	81.2
Amortization of debt issuance costs and discounts	1.4	1.6
Share-based compensation	3.2	8.3
(Gain) loss on sale or impairment of properties and other assets, net	(0.7)	1.2
Deferred income taxes	(3.8)	0.5
Equity income in MillerCoors	(129.3)	(122.8)
Distributions from MillerCoors	129.3	122.8
Equity in net (income) loss of other unconsolidated affiliates	(1.4)	(4.2)
Distributions from other unconsolidated affiliates	—	11.1
Excess tax benefits from share-based compensation	(6.1)	(2.0)
Unrealized (gain) loss on foreign currency fluctuations and derivative instruments, net	1.4	(1.8)
Change in current assets and liabilities and other	(354.8)	(111.0)
(Gain) loss from discontinued operations	(1.9)	1.9
Net cash provided by (used in) operating activities	(202.6)	149.7
Cash flows from investing activities:
Additions to properties	(73.7)	(65.3)
Proceeds from sales of properties and other assets	3.0	1.7
Acquisition of businesses, net of cash acquired	(6.3)	—
Investment in MillerCoors	(417.9)	(354.9)
Return of capital from MillerCoors	310.4	259.5
Loan repayments	9.2	2.2
Loan advances	(17.9)	(16.7)
Net cash used in investing activities	(193.2)	(173.5)
Cash flows from financing activities:
Exercise of stock options under equity compensation plans	24.8	20.2
Excess tax benefits from share-based compensation	6.1	2.0
Dividends paid	(76.2)	(68.2)
Payments on long-term debt and capital lease obligations	(0.3)	(46.9)
Proceeds from short-term borrowings	16.6	20.9
Payments on short-term borrowings	(7.1)	(12.5)
Payments on settlement of derivative instruments	—	(65.2)
Net proceeds from (payments on) revolving credit facilities and commercial paper	157.8	(41.8)
Change in overdraft balances and other	1.6	111.3
Net cash provided by (used in) financing activities	123.3	(80.2)
Cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	(272.5)	(104.0)
Effect of foreign exchange rate changes on cash and cash equivalents	(34.5)	(0.7)
Balance at beginning of year	624.6	442.3
Balance at end of period	$317.6	$337.6

CONTACT:
Molson Coors
Colin Wheeler, 303-927-2443
Investor Relations:
Dave Dunnewald, 303-927-2334